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                                                                    Exhibit 10.6

                          ASSET MANAGEMENT ACCOUNT
                             SERVICES AGREEMENT


         This Agreement dated as of May 15, 2001 is made by and between CBNY Investment Services Corp. ("Customer"), a company incorporated under the laws of the State of New York and the Boston Safe Deposit and Trust Company ("Bank"), a Massachusetts trust company, affiliated with Mellon Bank, N.A., Mellon Bank (DE) and their affiliates ("Affiliates").

1.       Services Provided.

         a) The Customer will offer to certain clients an integrated financial services program (Asset Management Account) ("AMA Program"), which may include a securities account provided by the Customer, one or more money market funds, and certain banking services provided by or through the Bank.

         b) The banking services may include draft writing services, electronic funds transfer services, credit and/or debit card issuance and other services offered by the Bank and selected by the Customer ("Services").

         c) The Bank may designate or contract with any of the Bank's affiliates or independent third parties to provide the Services under this AMA Program Agreement without providing notice to the Customer. Any such designation or contract does not alter the obligations and responsibilities of Bank to provide the Services.

2.       Applicable Provisions Governing Services.

         a) AMA Services Agreement. The basic provisions applicable to all of the Services are contained in this Agreement. The provisions contained in this Agreement, Schedule A to the AMA Services Agreement or similar document which the Bank may require to be executed in connection with a particular AMA related service together with any Asset Management Account Services Operating Guidelines (the "AMA Operating Guidelines"), are referred to collectively as the AMA Services Agreement ("AMA Services Agreement").

         b) Additional Applicable Provisions. In addition to the AMA Services Agreement, the Services provided to the Customer are subject to the Mellon Global Cash ManagementSM Services Terms and Conditions (the "Terms and Conditions") to the extent directly applicable or in the absence of any provision in the AMA Services Agreement, or other Services' descriptions or procedures, the applicable provisions of any software license agreement(s) whether or not executed by the Customer, and any applicable law or governmental regulation.

3. Definitions. The following terms shall have the meanings specified herein:

         a) ACH Transaction - an electronic transfer of funds between banks through an Automated Clearing House ("ACH") network.

         b) AMA Account - the account of an Account Holder on the books of the Customer which Customer designates as an AMA Account.

         c) AMA Account Program - an integrated financial services program offered by the Customer to Account Holders.

         d) AMA Operating Guidelines - operational terms and conditions of the services provided under the AMA Services Agreement incorporated herein by reference. The same may be amended from time to time, in accordance with
                  Section 17 hereof.

         e) Account Holder - Customer's client or clients, in the case of joint accounts (but not an Additional Holder), who participates in Customer's AMA Account Program, or such client's attorney-in-fact authorized by such client in accordance with the terms and conditions of this Agreement. In the case of a joint account, each Holder may act individually without the consent of the other(s) unless the Bank is specifically advised in writing of instructions to the contrary. The Bank may decline to honor such instructions if in the Bank's judgment, it is unreasonable to honor the instructions.

         e) Additional Holder - an individual to whom an additional debit card has been issued in the manner prescribed by the Bank and who can, among other things, cause Debit Card Transactions to be executed but who does not have the authority to draw drafts.

         f) Available Assets - the aggregate value in an Account Holder's AMA Account of cash balances, net asset value of money market fund shares, and/or margin value of marginable securities, if any, as determined by Customer.

         g) Business Day - any day other than Saturday, Sunday or other day on which banks in Massachusetts are authorized by law to close.

         h) Chargeback - a Debit Card Transaction returned by an Issuer in accordance with the rules and regulations of MasterCard(R), which shall result in a liability for the merchant in the amount of the Debit Card Transaction evidenced by the MasterMoney(TM) Notice.

         i) Clearing Account - the account established by the Customer at the Bank for the purpose of processing and settling for items.

         l) Communications Network - all components of that system designed and developed by, and under control of, the Bank for its Customers for the purpose of transmitting and receiving AMA Account data by means of electronic devices.

         m) Debit Card - A MasterMoney(TM) Card bearing the logos and tradestyles of MasterCard(R) (including debit cards and additional cards issued pursuant to an additional card request) issued by the Bank to an Account Holder or Additional Holder upon request and approved by the Customer in connection with an AMA Account.

         n) Debit Card Transactions - (i) point of sale ("POS") transfers made on a Debit Card; (ii) cash withdrawal made at any participating automatic teller machine ("ATM") or bank in the MasterCard(R) network; (iii) delinquency assessments in connection with a Debit Card; and (iv) any other charges or fees which are made or incurred in connection with a Debit Card.

         o) Drafts - shall have the meaning as stated in Article 3 and 4 of the Uniform Commercial Code, meeting specifications reasonably established by the Bank after consultation with the Customer, and issued to, and drawn by, Account Holders payable through the Bank in connection with AMA Accounts. The use of the terms such as checkbook and check clearing are references to the payable through draft service offered by the Bank as part of the AMA Services.

         p) Draft Writing Privileges - an Account Holder's or Additional Account Holder's right to draw drafts.

         q) Governmental Authority - shall mean any state or federal governmental or political subdivision or any agency, bureau, commission, department or instrumentality thereof, or any court, tribunal, grand jury or arbitration panel, in each case whether foreign or domestic.

         r) Interest Factor - the economic loss resulting from the inability to earn interest on funds, or the economic loss resulting from the failure to be reimbursed for funds previously extended. The Interest Factor shall be determined by the Bank using the Daily Effective Federal Funds Rate published by the New York Federal Reserve Bank for the period involved.

         s) Item(s) - drafts, ACH transactions, and other payment instruments used in connection with the AMA Account Program, but not including Debit Card Transactions.

         t) Law - any law (including common law), constitution, statute, treaty, convention, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

         u) MasterCard(R) - credit and debit card services provided by MasterCard International to customers through financial institutions.

         v) MasterMoneyTM Notice - A properly completed MasterMoney voucher, electronic record or communication, transaction form, or other evidence of an adjustment or of a cardholder indebtedness arising from and documenting a transaction in a form acceptable to Boston Safe and in compliance with the MasterCard rules and regulations.

         w)       Properly Payable - shall have the meaning as stated in
                  Article 4 of the Uniform Commercial Code.

4. Services. Pursuant to the AMA Services Agreement, the Bank will provide the Services shown on Schedule A. Any services provided, whether or not shown on Schedule A and initialed by the Customer, shall be deemed to be provided in accordance with this AMA Services Agreement, and any other applicable agreement between the Customer and the Bank. The Bank may provide additional services which are not within the AMA product line, in which case the parties agree that those services will be provided in accordance with, and governed by, separate agreements between the Customer and the Bank. The following is a brief description of some of the AMA Services shown on Schedule A and more fully explained in the AMA Operating Guidelines:

         a) Draft Processing: The Bank assumes no liability in conjunction with this draft processing service and Customer agrees to release the Bank from all obligations arising under Articles 3 and 4 of the Uniform Commercial Code or otherwise concerning examination of items presented for payment. The Bank is not the drawee or the payor of the Drafts, because the Drafts are "payable through drafts" as defined in Article 4 of the Uniform Commercial Code. The Bank will not be deemed to have failed to exercise ordinary care or good faith by not examining items to see if they are properly signed by authorized individuals or for not otherwise inspecting items. With respect to deposit accounts and draft writing, Customer agrees to indemnify and hold harmless the Bank against all damage or expense incurred by the Bank arising out of the use of the facsimile signature the Customer authorized. Bank may rely on a facsimile signature specimen that appears to resemble the appropriate facsimile signature specimen provided by the Customer regardless of how the facsimile signature came to be placed on the item.

              i) Optional Signature Verification Service: If this option is selected on the Schedule A, the Bank will modify the draft process and perform a proprietary signature review based on the current signature on file of the Account Holder as presented by the Customer, and be subject to the defenses and limitations of the Uniform Commercial Code or other applicable law.

                  The Customer is solely responsible for ensuring that a current updated signature is received by the Bank and the Bank is not liable for the information on the signature. The legitimacy of the Account Holder's signature on the physical signature card is the responsibility of Customer. All signature cards remain the property of Customer. Any digitized signature database, however, shall be the property of the Bank and will be turned over to Customer only at the discretion of the Bank and at Customer's expense. In the event there is no signature on file, it is the responsibility of Customer to obtain a signature card and forward it to the Bank to prevent on-going signature violations. In the interim, the Bank will accept a written guarantee by an authorized officer of the Customer to honor all drafts on an account without a signature card or scan a signature from an Account Holder's draft if so directed by Customer. The Bank will not be liable for any service fees, interest adjustments or damages claimed resulting from a draft which was returned for a signature violation if the Account Holder's signature was not provided to the Bank.

                  If Customer authorizes the payment of drafts by a facsimile signature, the Bank will not be liable for any damages arising from reliance on a facsimile signature that resembles the appropriate facsimile signature specimen given to the Bank and appears to have been made through an authorized medium, regardless of how the facsimile signature came to be placed on the draft. Account Holder is responsible for ensuring that adequate controls are in place over equipment used to generate facsimile signatures and Customer agrees to indemnify the Bank for any damages resulting from unauthorized use of such equipment.

             ii) Stop Payment: If this option is selected on Schedule A, stop payment services shall be provided in accordance with the AMA Operating Guidelines and subject to Article 4 of the Uniform Commercial Code and any other applicable law. The Bank is not responsible for verification of stop payment information. Customer and/or Account Holder are responsible for notifying the Bank of any discrepancy and providing an updated stop payment with the corrected information.

         b) MASTERMONEY(TM)CARD. The Bank, is authorized by MasterCard to serve as a MasterCard issuer, and is duly authorized to perform the MasterMoney(TM)issuing activities as set forth in the AMA Operating Guidelines. The Bank at all times maintains control of all MasterMoney(TM)accounts and may terminate an Account Holder's card privileges without permission from Customer. The Bank reserves the right to approve Personal Identification Number (PIN) assignment procedures associated with card issuance. Customer is responsible for assuring that the brand names used on the card are available for such use and that all MasterCard design requirements are met. The Bank, as MasterCard issuer, will establish maximum daily ATM and POS withdrawal limits. These limits are subject to change at the discretion of the Bank, as needed, with prior written notice to the Customer. Processing services may be provided directly by the Bank or through third parties selected by the Bank.

                  This service shall be provided subject to the Electronic Funds Transfer Act, Regulation E, MasterCard regulations, and any applicable law. By accepting such service, Customer warrants that it will comply with all requirements thereunder including, but not limited to, those governing disclosure to Account Holders. Proper disclosure, including compliance with state or other superseding laws is the responsibility of Customer. The Bank assumes no liability and Customer agrees to indemnify the Bank for any and all damages arising from unauthorized Debit Card Transactions.

                  Optional MasterCard Services Liability Coverage: If this option is selected on Schedule A, the Bank will assume liability coverage for damages resulting from unauthorized MasterMoney(TM) transactions, up to the Bank's daily established ATM and POS limits and subject to the defenses and limitations provided in the Uniform Commercial Code or applicable law. The Bank, however, does not assume any liability for damages incurred due to cards placed in a lost or stolen status in error.

         c) ACH Services: As part of the AMA Services Agreement, the Bank offers AMA Account Holders ACH receiving only services. Customer may offer the AMA Account Holder ACH origination or sending services. ACH origination services will be provided in accordance with Terms and Conditions. The Bank will follow the NACHA Rules and incorporate them by reference into the AMA Services Agreement, except to the extent that they are modified by the AMA Services Agreement. Under the NACHA Rules, the Bank makes certain warranties in providing ACH Service, and the Customer makes similar warranties to the Bank.

5. Processing Items. The Bank agrees to process Items received by it in accordance with this Agreement stated herein and the AMA Operating Guidelines. All references to times of a day in this Agreement shall refer to Eastern Time as to when each is in effect in Boston, Massachusetts. The Bank is under no obligation to cash an item at any of its offices as it is only payable through, not payable at, the Bank.

6. Paying Items. The Bank will, in accordance with the AMA Operating Guidelines, pay Items which can be paid in full based upon the Account Holder's Available Assets. For the purposes of making the decision whether or not to pay Items, Customer and the Bank will communicate with each other by means of the Communications Network and/or telephone.

         In the event that Customer is unable to transmit funds to the Bank within the specified deadlines, the Bank may agree to pay Items, in accordance with Customer's written instructions and promise to pay for such Items no later than the Bank's next business day together with compensation for Items so paid. Such written instructions and promise to pay must be made by an authorized officer of Customer and received by Bank prior to the Bank agreeing to pay such Items.

7. Return Items and Adjustments. The Bank will rely on the instructions and information supplied by Customer to the Bank regarding return items, subject to the Bank's right to return Items in accordance with the AMA Operating Guidelines. The Bank will process AMA Account adjustments and chargebacks, as provided in the AMA Operating Guidelines.

8. Month End Statements. The Bank will provide Customer with enhanced data, as set forth in the AMA Operating Guidelines. Customer will utilize this data to provide, among other things, the Account Holder with a descriptive month-end statement of Items and Debit Card Transactions processed by the Bank, in accordance with applicable state or federal law or regulation, or MasterCard rules. The Bank will retain the original canceled authorized drafts for a period of not less than ninety (90) days following cancellation thereof. After the 90 day period, the original drafts will be destroyed or returned to the Customer, if elected. The Bank will make microfilm or image copies of all authorized drafts and retain such copies as required by applicable law. The Bank is not responsible for maintaining copies of MasterMoney(TM)Notices or any other records of Debit Card Transactions.

9. Forms Approval and Inventory. Customer will provide at its cost any forms necessary in connection with the opening of AMA Accounts. Customer warrants that the forms will meet the disclosure and any other requirements under law necessary for the provision of the Services in connection with Customer's AMA Account Program.

10. Establishing Clearing Account. The Clearing Account will be established by the Customer with the Bank. The Clearing Account may be used only for the purposes and in the manner stated herein, and be subject to the Terms and Conditions. If there are any conflicts, regarding the Clearing Account, between the AMA Services Agreement and the Mellon Global Cash Management Terms and Conditions, the Terms and Conditions will govern.

11. Daily Net Settlement. The daily outstanding net settlement balance between Customer and the Bank will be satisfied by wire transfer of immediately available funds on each day which is a Business Day, in accordance with the AMA Operating Guidelines. Unless otherwise agreed to by Customer and the Bank, Customer will utilize the Federal Reserve Communications System ("Fedwire"), to execute wire transfers.

         In the event any daily outstanding settlement balance is owed to the Bank, Customer will pay the Bank by credit to the Clearing Account. In the event any daily outstanding settlement balance is owed to Customer, the Bank will pay customer by crediting the Clearing Account.

         Customer and the Bank agree to establish and follow special procedures in order to exchange data and settle daily outstanding balances on days which are a business day for one but not for both parties. For this purpose, the parties shall notify each other of their respective holidays for the upcoming year no later than December 15, or such time as they become known.

12. Inability to Use Communications Network. If, for any reason, Customer or the Bank is unable to use the Communications Network or Fedwire, Customer and the Bank shall use their best efforts to transmit and receive data and immediately available funds by alternative means. Such alternative means shall include without limitation:

         o     use of courier services;

         o     use of telephone services;

         o     use of other wire transfer systems;

         o electronic transmission to or from another location, provided that such other location's communication interface specifications are consistent with those used in connection with the Communications Network; or

         o such other means which may be reasonable under the circumstances.

         However, neither Customer nor the Bank shall be required to utilize any such alternative means if such party, in its reasonable judgment, determines that use thereof would be commercially unreasonable or impractical.

         If Customer and the Bank are unable to communicate with each other after attempting to use reasonable alternative means, then Customer hereby directs the Bank to return all Items received by the Bank for payment.

13. Termination of Holder's Privileges. The Bank will terminate an Account Holder's draft writing and Debit Card privileges with respect to an AMA Account effective upon termination of an Account Holder's AMA Account with Customer. Customer will promptly notify the Bank of the termination of any AMA Account. Customer is responsible for the recovery of Account Holder's drafts and Debit Cards, if any, upon termination. Customer is liable for any unauthorized use of drafts or Debit Cards following termination, or in the event of a breach of termination by Account Holder.

14. Fees. For the Initial Term (as defined in Section 16 (a) herein) of the AMA Services Agreement, the Customer shall pay for participation in the activities described in this Agreement. After the Initial Term, Fees may be amended upon 30 days written notice to the Customer, unless such change is due to an adjustment in rates by MasterCard, in which case such change to reflect any such adjustment shall be effective on the date set forth in such written notice. The Customer shall be advised as to the amount of all fees, and the Customer agrees to pay such fees on receipt of such advice.

15. Taxes. In the event that the relationship created between the Bank and Customer under this Agreement gives rise to any tax liability, exclusive of income and similar taxes, whether local, state or federal, such obligation, regardless of whether or not assessed against Customer, will be the sole responsibility of Customer. Customer shall reimburse the Bank for any such demand therefore, provided, however, that Customer reserves the right to contest or have the Bank contest, on Customer's behalf and at Customer's expense, such tax assessment.

16.      Term and Termination of the AMA Services Agreement.

         a) Term. This AMA Services Agreement shall commence when signed by authorized officers of the Bank and Customer and shall continue in full force and effect for a period of three years (the "Initial Term") from the date signed by the Bank, unless terminated early in accordance with 16 (b) or (c).

         b) Termination. During the Initial Term, the AMA Services Agreement shall continue in full force and effect unless one party gives the other party at least sixty (60) days prior written notice of its intent to terminate the AMA Services Agreement. After the Initial Term, either party may terminate the AMA Services Agreement reserving all other remedies and rights hereunder in whole or in part, upon sixty (60) days written notice to the other party without cause.

         c) Early Termination. Either party may terminate the AMA Services Agreement immediately with cause and notice to the other party of such termination. If a Force Majeure situation continues for more than 30 days, then each party shall have the right to terminate this Agreement upon written notice to the other party.

         d) Rights Upon Termination. The termination of the AMA Services Agreement shall not terminate, affect or impair any rights, obligations or liabilities of either party hereto which may accrue prior to such termination or which, under the terms of the AMA Services Agreement, continue after the termination. Without limiting the generality of the foregoing, the parties agree that Customer and the Bank will process all Items made before the termination which are received for payment or credit after the termination of the Agreement, upon the same terms and conditions applicable to the Bank and Customer as are provided herein and with respect thereto Customer shall debit or credit the respective AMA Accounts and transmit payment therefore to the Bank in accordance with the terms of the AMA Services Agreement as if such termination had not occurred.

         e) Duties After Termination. In order to preserve the goodwill of Account Holders after termination of the Agreement, both parties shall cooperate in order to help facilitate a smooth and orderly transition of AMA Accounts.

17.      AMA Operating Guidelines.

                  Customer and the Bank acknowledge and agree that they each have a copy of the AMA Operating Guidelines. The Customer shall be agree to be bound by the provisions of the AMA Operating Guidelines by utilizing the Services selected on the Schedule A, which may be amended from time to time and effective when accepted by the Bank. The AMA Operating Guidelines may be amended from time to time by the Bank.

18.      Liability.

         a) Scope of Liability. Except as otherwise provided in the AMA Services Agreement or applicable law, the Bank's liability relating to any Service is limited to the actual proven damages arising directly from its own negligence or willful misconduct. The Bank will not be liable for any special, incidental (except as may be required by law), indirect, consequential or punitive damages, or attorneys' fees. In addition, the Bank will not be liable for any losses or damages caused by the action or inaction of Customer, or any agent or employee of Customer or any other third party whatsoever, whether or not such action or inaction constitutes negligence or a breach of the AMA Services Agreement.

         b) Force Majeure. The Bank will not be liable for inabilities to perform, delays, interruptions of service agencies or any damages caused by strike, fire, flood, war, industrial disturbances, equipment malfunction, electrical or mechanical failure, acts of God, civil commotion, governmental action, delays by third parties, unusually severe weather or other events or circumstances beyond its reasonable control. Customer agrees that the fees charged for the performance of the Services have been established in contemplation of these limitations on liability.

         c) Duration of Liability. The parties acknowledge that the reconstruction of events causing Customer to sustain damages becomes difficult and may be inaccurate more than one year following the occurrence of such events. Therefore, Customer agrees that any claim, action, suit or proceeding against the Bank for damages resulting from its acts or omissions in the performance of the Services must be brought within one year from the date of the Bank's alleged act or omission, unless action is brought by an Account Holder against the Customer for any action for which Bank may be liable to the Customer hereunder. However, if applicable law does not allow reduction of the statute of limitations to one year, then all claims, actions, suits or proceedings against the Bank must be brought within the shortest period of time which such law allows for agreements limiting periods of time for the filing of such suits.

         d) Liability for Third Parties. Provision of certain Services is dependent upon the receipt by the Bank of certain services from third parties. In the event Services from any such third party becomes unavailable, the Bank shall use reasonable efforts to obtain equivalent services from an alternative provider or may, in its discretion, discontinue the related Service upon such prior written notice to Customer. The Bank will have no liability for the performance or nonperformance of any such third party.

         e) Third Party Vendors. Customer may utilize a third party vendor (such as an ACH third party processor) to deliver or receive banking transactions and, in so doing, Customer agrees at all times and in all respects (i) the vendor is the agent of Customer and not the Bank; (ii) the Bank makes no representation or warranty regarding and assumes no responsibility with respect to any Services performed or promised by the vendor; and (iii) Customer assumes all risk of loss (including loss or theft by third parties or employees of Customer or vendor) prior to the Bank's acceptance of such transactions from the vendor and subsequent to the vendor's acceptance of transactions from the Bank. Customer agrees that it and the vendor will be responsible for all loss recovery procedures and processes, although the Bank will undertake reasonable efforts to facilitate such loss recovery.

         f) Indemnification. Customer agrees to indemnify, defend and hold the Bank, its Affiliates and directors, officers, employees and agents harmless from and against any damage, loss or liability of any kind, including without limitation, settlement costs, reasonable attorneys' fees and court costs, the Bank may incur i) if the Customer makes a false representation or breaches a warranty, ii) if the Customer fails to perform its obligations under the Agreement or applicable law, or iii) as a result of the Bank's performance to the Customer in good faith and without negligence..

         g) Survival. The terms of this Section shall survive the termination of this Agreement.

19. WARRANTIES. THE BANK MAKES NO WARRANTIES, EXPRESS OR IMPLIED, IN LAW OR IN FACT, INCLUDING BUT NOT LIMITED TO THE IMPLIED
         WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE AND OF
         MERCHANTABILITY, EITHER TO CUSTOMER OR TO ANY OTHER PARTY WITH RESPECT TO ANY COMPUTER PROGRAMS OR OTHER SOFTWARE PRODUCTS PROVIDED BY THE BANK PURSUANT TO ANY SERVICE.

20. Governing Law. The AMA Services Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and all applicable Federal law.

21. Use of Trademarks and Names. Neither party shall use the registered trademarks, service marks, logos, names, or any other proprietary designations of the other party without that party's prior written approval.

22. Relationship of the Parties. The Bank and Customer agree that in performing their responsibilities pursuant to the AMA Services Agreement they are in the position of independent contractors. The AMA Services Agreement is not intended to create, nor does it create and shall not be construed to create, a relationship of partner or joint venture or any association for profit between and among the Bank and Customer.

23. Representations, Warranties and Covenants. The Customer hereby makes the following representations, warranties and covenants which shall be true and correct on the date hereof and shall continue to be true and correct so long as this AMA Services Agreement is in effect, or so long as the Customer has any obligations to the Bank hereunder:

         a) Organization. The Customer has the requisite power and authority required to own its properties and assets, to carry on its businesses as now being conducted and is qualified to do business in every jurisdiction in which it is required to qualify to do business.

         b) Validity and Binding Nature. The Customer has the power to execute, deliver, and perform the AMA Service Agreement and when executed and delivered, the AMA Services Agreement will be a valid and binding obligation of the Customer, enforceable in accordance with its terms.

         c) Due Authorization. The execution, delivery and performance of the AMA Services Agreement has been duly authorized by all corporate action required for the lawful creation and issuance and performance thereof and will not violate any Law or the constituent documents and by-laws of the Customer.

         d) Authorization and Consents. The Customer has obtained all necessary authorizations, consents, approvals, licenses or exemptions from, and has made all necessary registrations, qualifications, designations, declarations or filings with, any Governmental Authority, for the valid execution, delivery and performance by the Customer of the AMA Services Agreement and the offering of AMA Services by the Customer to its Account Holders.

         e) Customer's Account Holders. The Customer, before accepting an Account Holder and thereafter for so long as any person or entity remains an Account Holder, performed due diligence. The Customer will provide a certified taxpayer identification number ("TIN"), when applicable, for each Account Holder and assumes full responsibility for not providing such number.

         f) Disclosures to Account Holders. The Customer shall provide to its Account Holders all disclosures, prospectuses, information and notices regarding the AMA Services, as required by all applicable Laws.

         g) Compliance with Laws. Neither the execution and delivery of the AMA Service Agreement by the Customer, nor consummation by Customer of the transactions contemplated herein, nor performance of or compliance with the terms and conditions hereof, nor the offering of AMA Services by the Customer to its Account Holders does or will violate or conflict with any Law, including, but not limited to, any Laws relating to the United States Department of the Treasury Office of Foreign Assets Control.

         h) Misrepresentation/Complete Disclosure. Neither the AMA Services Agreement, nor any other document, statement, or certificate furnished to the Bank by or on behalf of the Customer in connection herewith, either contains an untrue statement of a material fact or omits to state a material fact necessary which omission would render any other statements contained therein misleading.

24. Notices. Except as otherwise provided hereon, all notices, requests and approvals required by the AMA Services Agreement (i) shall be in writing, (ii) shall be addressed to the parties as indicated below unless notified in writing of a change of address, and (iii) shall be deemed to have been given either when personally delivered or, if sent by mail, overnight delivery service, facsimile transmission, upon delivery thereof. The addresses of the parties are as follows:

         To the Bank:      Boston Safe Deposit and Trust
                           135 Santilli Highway
                           Everett, MA 02149
                           Attention:  Thomas Drunsic
                           Facsimile:  617 382-4622

         Copy to:          Mellon Global Cash Management
                           c/o Mellon Bank, N.A,
                           Mellon Client Service Center, Room 154-1380
                           Pittsburgh, PA 15262-0001
                           Attention:  Document Control Group Manager
                           Facsimile Number: 412 236-7419

         To Customer:      CBNY Investment Services Corp.
                           320 Park Avenue, 18th Floor
                           New York, NY 10022
                           Attention: Carl Schutt, Operations Department
                           Facsimile Number: _____________________

25. Entire Agreement: Modifications and Changes. The AMA Services Agreement and Schedules A attached hereto, together with the AMA Operating Guidelines, incorporated by reference, constitutes the entire AMA Services Agreement between the parties relating to the subject matter herein. The Bank may amend the Mellon Global Cash ManagementSM Services Terms and Conditions, and/or the AMA Operating Guidelines from time to time by giving notice to Customer. In addition, the Bank may agree to modifications of this AMA Services Agreement; however, such modifications will be effective only if made in writing. The Customer may amend the Schedule A by providing a new Schedule A properly completed and authorized and subject to acceptance by the Bank prior to any service implementation.

26. No Third Party Beneficiaries: Assignment. Subject to the provisions of this Section, the AMA Services Agreement and the rights and obligations created under it shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of the AMA Services Agreement. The AMA Services Agreement shall not be assigned or transferred by the Customer, in whole or in part, voluntarily, involuntarily or by operation of law, without the prior written consent of the Bank. The Bank may, however, assign the AMA Services Agreement to any affiliate without giving notice to the Customer. Subject to the provisions of the foregoing, the AMA Services Agreement will be binding upon and inure to the benefit of the parties hereto and their respective representatives, successors and assigns.

27. Effectiveness. The AMA Services Agreement shall become effective when it has been accepted and executed on behalf of Customer by an authorized officer and on behalf of the Bank by an authorized officer. The AMA Services Agreement supercedes all prior and contemporaneous understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein and therein.

28. Waivers. Neither of the parties shall be deemed to have waived any of its rights, powers or remedies hereunder unless such waiver is approved in writing by the waiving party. No failure or delay by either party in exercising any right, power or remedy with respect to any of the provisions of the AMA Services Agreement will operate as a waiver of such provisions with respect to subsequent occurrences.

29. Severability. If any provision of the AMA Services Agreement or portion thereof is held invalid, illegal, void or unenforceable by reason of any rule of law, administrative or judicial provision or public policy, all other provisions of the AMA Services Agreement shall nevertheless remain in full force and effect.

30. Headings. The headings contained herein are for convenience of reference only and are not intended to define, limit, expand or describe the scope or intent of any provision of the AMA Services Agreement.

31. Singular Terms. Terms defined in the AMA Services Agreement in the singular shall be deemed to include the plural and those defined in the plural shall be deemed to include the singular.

32. Confidentiality. The Customer and Bank will use their best efforts to protect the integrity and confidentiality of all data and procedures, Customer information, and documents related to each parties' in using the Service. Each will provide and take all necessary or appropriate security precautions to ensure access to such data, Customer information and documents shall be available only to the personnel required in conjunction with the Service. Each will not divulge or communicate to any third party not involved in the Service and information concerning such data, Customer information and documents unless required under applicable law or so directed by an authorized person.



                 Remaining of Page Intentionally Left Blank





IN WITNESS WHEREOF, intending to be legally bound by the terms and conditions of the AMA Services Agreement, the parties have caused this Asset Management Account Services Agreement to be signed under seal as of the day indicated below their signature.

                                       CBNY INVESTMENT SERVICES CORP.

                                           By: /s/ Jose Aparecido Paulucci
                                               -----------------------------
                                           Name (Printed): Jose A. Paulucci
                                                           ----------------

                                           Title: President
                                                  -------------------------

                                           Date:  5/15/01
                                                  -------------------------


                                       BOSTON SAFE DEPOSIT AND TRUST COMPANY

                                           By: /s/ Thomas M. Horgan
                                               -------------------------------
                                           Name (Printed): Thomas M. Horgan
                                                           -------------------

                                           Title: Vice President
                                                  ----------------------------

                                           Date:  5-17-01
                                                  ----------------------------




                ASSET MANAGEMENT ACCOUNT SERVICES AGREEMENT
                                 SCHEDULE A

This Schedule forms an integral part of the Asset Management Account Services Agreement ("AMA Services Agreement") executed by and between CBNY Investment Services Corp. ("CBNY") and Boston Safe Deposit and Trust Company ("Boston Safe"). The Services initialed below constitute the Services provided pursuant to that Agreement. By selecting any such Service, Customer concurrently selects all standard features thereunder.

I.       DRAFT PROCESSING
A.       Standard Features
o        Daily Settlement and Funding       Yes
o        Return Processing                  Yes
o        Stop Payment Processing            Yes
o        Adjustments                        Yes
o        Signature Scanning                 Yes
o        Photo Copy Requests                Yes
o        Forged Signature Claims            Yes
o        Forged Endorsement Claims          Yes

B.   Optional Features
o        Signature Verification             Yes
o        Check Detail Enhancement           Yes
o        Collection Items Processing        Yes
o        Dollar Minimum/Maximum Cutoffs     No
o        Check Ordering and Testing         Yes
o        Account Holder Database            Yes
o        Cancelled Check Rendering          No (exception basis only)
o        Treasury, Tax and Loan Payments    No

II.      DEBIT CARD

A.   Standard Features
o        Daily Settlement and Funding       Yes
o        Chargebacks                        Yes
o        Adjustments                        Yes
o        Balance Files                      Daily
o        Inquiries                          Yes
o        Lost or Stolen MasterMoney
           Card Claims                      Yes
o        Unauthorized Master Money
           Transactions                     Yes

B.   Optional Features
o        Card Ordering                      Will be handled by CBNY
o        Account Holder Database            Yes
o        Liability Coverage (POS and ATM)   $9,999 POS $1,000 ATM

III. ACH (Receiving)

A.   Standard Features
o        Daily Settlement and Funding       Yes
o        Reclamations      (Government)     No
o        Return ACH Items                   Yes

B.   Optional Features
o        Credits only                       No
o        Debits only                        No
o        Both Credits and Debits            Yes

IV.  BONUS AWARDS PROGRAM

A.   Standard Features
o        Bonus Database                     No


CBNY Investment Services Corp.

By: /s/ Jose Aparecido Paulucci
    ---------------------------------

Name (Printed): Jose A. Paulucci
                --------------------

Title: President
       ----------------------------


ACCEPTED THIS 15 DAY OF MAY,

Boston Safe Deposit And Trust Company

By: /s/ Thomas M. Horgan

Name (Printed): Thomas M. Horgan
                -----------------------

Title: Vice President
       --------------------------------